UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 24, 2009

MINATURA GOLD

(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 W. Broadway, Suite 690-B San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 755-5830

2514 Via De Pallon Circle Henderson, Nevada 89074
(Former name or former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Director and Officers

On June 24, 2009, Mr. Steve Causey gave the Registrant notice of his resignation from his position as a member of the Board of Directors and as President of the Registrant, effective immediately.

On June 24, 2009, Ms. Gisela Stoecklein gave the Registrant notice of her resignation from her position as Secretary of the Registrant, effective immediately.

(c)  Appointment of Officers

Upon the resignation of Mr. Causey and Ms. Stoecklein, the Board of Directors appointed Mr. Juan Perez to serve as the Registrant’s President, Mr. Paul R. Dias as CEO, and appointed Mr. Bill McVey to serve as the Registrant’s Secretary and Treasurer.

Juan Perez – President Mr. Perez is a US citizen who has lived in Colombia for most of his life.  He was a consultant to business and government on numerous alluvial mining and exploration projects in Colombia for over 30 years.  Mr. Perez was General Manager and a Co-founder of Promocion de Proyectos Mineros (PPM).  He was also Professor at the Faculty of Mines in Medellin from 1984 to 2007.  Mr. Perez graduated with a degree in mining engineering from the Universidad Nacional in Colombia and completed postgraduate studies in the UK at the University of Nottingham.

Paul R. Dias – CEO Paul Dias is the original founder of Gold Resource Partners and various related entities.  A financier and venture capitalist with over 20 years of international business experience, he has raised capital for numerous companies in natural resources, information technology and alternative health sectors. Mr. Dias has been exclusively involved in the acquisition, exploration, and development of mineral concessions in Colombia since 2001.  Along with Gold Resource Partners, Mr. Dias is also the founder of subsidiary companies that support mining operations in Colombia. Those include a dredge manufacturing facility and a gold recovery systems facility.

Bill McVey – Secretary and Treasurer William F. McVey Sr. started Continental Fire Sprinkler Company, July 1971 with another partner.  Continental employed approx. 200 people and did contract work across 32 states. Revenue reached 34 million dollars. He also started Continental Alarm and Detection Company in 1995. This Company did all types of Security, Camera's, Fire and Smoke detectors and Central Station Alarm monitoring.  Both companies were sold to Peter Kiewit Construction Co., July 2005. Kiewit is the 5th largest building and road contractor in the United States. He also started Grif-Fab Corp;. in Denver. Colorado in 1973. Grif-Fab was a wholesale piping supply co and steel Fabricator. Grif-Fab also had a sub-plant in Albuquerque, New Mexico and Kingman, Arizona. All 3 entities were sold to Ferguson Enterprises. ( A Woosley Co.). Feb. 2007.

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(d) Appointment of Director

Prior to the resignation of Mr. Causey, the Board of Directors appointed Mr. Paul R. Dias and Mr. Bill McVey to serve as members of the Registrant’s Board of Directors.  Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, Mr. Dias and Mr. McVey will participate as the Registrant’s entire board of directors in performing some of the functions associated with these separate committees.

Section 8 – Other Events

As the result in change of management and change of direction in the company, the Registrant has temporarily changed its principal address to the following: 402 West Broadway, Suite 690-B, San Diego, California 92101, effective as of June 24, 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
99.2	Press Release Announcing the change in officers and directors dated June 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Minatura Gold

By:  /S/ Paul R. Dias
Date: June 30, 2009                                                            Paul R. Dias, CEO

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